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                            MODIFICATION AGREEMENT
                            ----------------------

     MODIFICATION AGREEMENT made this 5th day of February, 1996, by and between MEDICAL ACTION INDUSTRIES INC., a Delaware corporation (hereinafter the "Company") and PAUL D. MERINGOLA (hereinafter the "Employee").

                             W I T N E S S E T H:

     WHEREAS, the Company and Employee entered into an Employment Agreement dated February 1, 1993 (hereinafter the "Employment Agreement"); and

     WHEREAS, the Company and Employee desire to amend said Employment
Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Paragraph "3" of the Employment Agreement is hereby deleted and in its place and stead shall be the following:

          "3. TERM. Subject to earlier termination on the terms and conditions hereinafter provided, the term of the Agreement shall be comprised of a period commencing on the date hereof and ending March 31, 1999."

     2. Paragraph "5(i)" of the Employment Agreement is hereby deleted and in its place and stead shall be the following:

          "(i) The Company shall pay to Employee a salary at the rate of $165,000 per annum, payable in weekly installments, or in such other manner as shall be agreeable to the Company and Employee.

                                  EXHIBIT 10

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          "(i)  The Company shall pay to Employee a salary at the rate of
$165,000 per annum, payable in weekly installments, or in such other manner as shall be agreeable to the Company and Employee.

     3. Paragraph "6(c)" of the Employment Agreement is hereby deleted and in its place and stead shall be the following:

          "(c) It is contemplated that during the period of employment, Employee may be required to incur out-of-pocket expenses in connection with the performance of his services hereunder, including expenses incurred for travel and business entertainment. Accordingly, the Company shall pay, or reimburse Employee for, all out-of-pocket expenses reasonably incurred by Employee in the performance of his duties hereunder in accordance with the usual procedures of the Company. Notwithstanding the foregoing, in recognition that Employee will be required during the term of this Agreement to do a considerable amount of local driving in connection with his services hereunder, the Company shall provide Employee with an automobile or allowance not to exceed $1,100 per month."


     4. The aforesaid Employment Agreement in all other respects is hereby ratified and confirmed.

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     IN WITNESS WHEREOF, the undersigned have executed this Modification
Agreement as of the day and year first above written.


                              MEDICAL ACTION INDUSTRIES INC.



                              By: /s/ Richard G. Satin
                                  --------------------------------
                                  Richard G. Satin, Vice President


                                  /s/ Paul D. Meringola
                                  --------------------------------
                                  Paul D. Meringola, Employee


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